UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 25, 2013

BALLY TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-31558	88-0104066
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6601 S. Bermuda Rd. Las Vegas, Nevada	89119
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (702) 532-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On November 29, 2013, Bally Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission (the “Original Form 8-K”) to disclose, among other things, the Company’s acquisition of SHFL entertainment, Inc. (“SHFL”). This Amendment No. 1 to Current Report on Form 8-K/A (the “Form 8-K/A”) is being filed solely to amend Item 9.01 of the Original Form 8-K to include the historical financial information of SHFL and the pro forma financial information required by Item 9.01 of Form 8-K in connection with the acquisition. Except as described above, this Form 8-K/A does not modify or update the Original Form 8-K or the disclosures set forth therein or otherwise reflect events occurring after the filing thereof.

Item 9.01                                           Financial Statements and Exhibits.

(a)                              Financial statements of businesses acquired.

The audited consolidated balance sheets of SHFL as of October 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended October 31, 2013, including the notes thereto, and the related report of PricewaterhouseCoopers LLP, independent auditors, are attached as Exhibit 99.1 to this Form 8-K/A.

(b)                              Pro forma financial information.

The unaudited pro forma combined statements of operations for the three months ended September 30, 2013 and for the year ended June 30, 2013, the unaudited pro forma combined balance sheet as of September 30, 2013, and the accompanying notes are attached as Exhibit 99.2 to this Form 8-K/A.

(d)                              Exhibits.

Exhibit Number	Description of Exhibit

23.1	Consent of PricewaterhouseCoopers LLP.

99.1

Audited consolidated balance sheets of SHFL entertainment, Inc. as of October 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended October 31, 2013, including the notes thereto.

99.2

Unaudited pro forma condensed combined statements of operations for the three months ended September 30, 2013 and for the year ended June 30, 2013, unaudited pro forma condensed combined balance sheet as of September 30, 2013 and the accompanying notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BALLY TECHNOLOGIES, INC.

By:	/s/ Neil P. Davidson
Neil P. Davidson
Senior Vice President, Chief Financial Officer and Treasurer

Dated: February 10, 2014